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                                     BYLAWS


                                       OF


                            BLACKHAWK BANCORP, INC.


                                    ADOPTED


                               NOVEMBER 22, 1989,


                                   AS AMENDED


                               FEBRUARY 14, 1990




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                              ARTICLE I.  OFFICES

     1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02 Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.


                           ARTICLE II.  SHAREHOLDERS

     2.01 Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday of May in each year at 10:00 o'clock, A.M., or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The first annual meeting shall occur in 1991. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

     2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04(a) Notice of Meeting. A notice in writing of each meeting of the shareholders, stating the place, day and hour thereof and, when such meeting is a special meeting, the general purpose or purposes for which it is called, shall be given by the Secretary or an Assistant Secretary or the officer or person calling the meeting to each shareholder, by leaving such notice with him or at his residence or usual place of abode, or by mailing a copy thereof addressed to him at his last known post office address as last shown on the stock records of the corporation, postage prepaid. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. Such notice shall be given, in the case of an annual meeting of shareholders, not less than ten days nor more than fifty days before the date



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of the meeting and, in the case of a special meeting, shall be given not less than twenty days nor more than fifty days before the date of the meeting, unless the Board of Directors, acting by a majority of the directors then in office, shall determine otherwise. No business shall be transacted at any special meeting of shareholders which was not specified in the notice thereof.

     Whenever any notice is required to be given to any shareholder to whom communication is made unlawful by any law of the United States, whenever enacted, or by any rule, regulation, proclamation or executive order issued under any such law, the giving of such notice to such shareholder shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such shareholder.

     (b) Notice of Nominations and Proposed Action to be Taken at Shareholders' Meetings. Subject to the rights of the holders of any class or series of preferred stock then outstanding, nominations for the election of directors or any other action proposed to be taken at a shareholders' meeting may be made or proposed by the Board of Directors or by any shareholder entitled to vote for the election of directors or for such proposed action. Except with respect to nominations or proposals adopted or recommended by the Board of Directors, a shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors or propose action to be taken at a meeting only if written notice of such shareholder's intent to make such nomination or proposal is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held or a proposal to be considered at an annual meeting of shareholders, 90 days in advance of such meeting, or
(ii) with respect to an election to be held or a proposal to be considered at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. With respect to shareholder nominations for the election of directors each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a epresentation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements and under standings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. With respect to shareholder proposals for action to be taken at a shareholders' meeting, each such notice shall set forth: (w) a description of the proposal to be made by the shareholder; (x) the name and address of the shareholder who intends to make the proposal; (y) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal specified in the notice; and (z) a description of all arrangements or understandings between the shareholder and each person or persons (naming such person or persons) pursuant to which the proposal is to be made by the shareholder. The chairman of the meeting may refuse to acknowledge the nomination or proposal of any person made without compliance with the foregoing procedure.

     2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders,


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such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     2.06 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07 Quorum. Except as otherwise provided in the Articles of Incorporation or these Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or these Bylaws. Though less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.08 Conduct of Meetings. The Chairman of the Board, or if none or in his absence, the President, and in his absence, the Executive Vice President, or if none or in his absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     2.09 Proxies. At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter


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submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation. If the Articles of Incorporation provide for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.

     2.11 Voting of Shares by Certain Holders.

     (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officers of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.

     (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the documents creating the fiduciary relationship.

     (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

     (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.

     (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

     (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the



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proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

     2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the corporation under the Articles of Incorporation or Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

     2.13 Unanimous Consent without Meeting. Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                        ARTICLE III.  BOARD OF DIRECTORS

     3.01 Number and Election. The business, property and affairs of the corporation shall be managed by, or under the direction of, its Board of Directors. The number of the directors of the corporation (exclusive of directors (the "Preferred Stock Directors") who may be elected by a separate vote of the holders of then outstanding shares of any class or series of preferred stock) shall be twelve. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

     The Board of Directors shall be divided into three classes, as nearly equal in number as possible. At the first annual meeting of shareholders, one class shall be elected to hold office for a term expiring at the 1992 annual meeting, one class shall be elected to hold office for a term expiring at the 1993 annual meeting, and one class shall be elected to hold office for a term expiring at the 1994 annual meeting. Thereafter, at each annual meeting of shareholders of the corporation, the date of which shall be fixed by or pursuant to these Bylaws, the successors of the class of directors whose terms shall expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following their year of election. Each director shall hold office until his successor shall have been duly elected and qualified. The election of directors need not be by ballot unless the Bylaws so provide.

     3.02 Tenure and Qualifications; Removal. Each director shall hold office until the annual meeting of shareholders at which his term expires, and until his successor shall have been elected, or until his prior death, resignation or removal. A director may resign at any time by filing his written resignation with the Secretary of the corporation. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

     Subject to the rights of the holders of any class or series of preferred stock then outstanding, any director or the entire Board of Directors of the corporation may be removed only for cause and only by the affirmative vote of either (1) the Board of Directors, acting by not less than a majority of the directorships or (2) the holders of 80% of the combined voting power of the then outstanding shares of the stock of all classes and series of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. For the purposes of this Section, (1) "cause" shall exist only if a director (i) has been convicted of a felony in a final adjudication or (ii) has been adjudged in a final adjudication to have willfully


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engaged in gross misconduct materially and demonstrably injurious to the corporation, and (2) "final adjudication" shall mean a judgment by a court of competent jurisdiction which becomes final (I) after completion of all proceedings for direct review or (II) after expiration of the time to obtain initial or further direct review, no such review having been taken.

     3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

     3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if there be one), President, Secretary, or any two directors. The persons calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

     3.05 Notice of Meetings; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.06 Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, a majority of the number of directors set forth in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

     3.07 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these Bylaws.

     3.08 Conduct of Meetings. The Chairman of the Board, if there be one and he is present, or the President, and in his absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.




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     3.09 Vacancies.  Except as otherwise provided by law and subject to the rights of the holders of any class or series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by the affirmative vote of not less than a majority of the directors then in office, even though less than a quorum of the Board of Directors. Subject to the requirement of Section 3.01 hereof that each class of directors be as nearly equal in number as possible, the Board of Directors shall designate the class of each director elected to fill a vacancy on the Board resulting from an increase in the authorized number of directors. Any director elected pursuant to this Section 3.09 shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. Except as otherwise provided by law the shareholders of the corporation shall have no right to fill any vacancies, whether resulting from an increase in the authorized number of directors or otherwise.

     3.10 Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

     3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.12 Executive Committee. During the interim between meetings of the Board of Directors, the Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies on the Board of Directors or committees of the Board, and except for powers expressly delegated to other committees by or pursuant to these Bylaws.

     3.13 Salary and Personnel Committee. The Salary and Personnel Committee shall perform any functions of a committee of directors referred to in any stock option plan or similar plan adopted by the corporation as to the administration of such plan, including either making or recommending to the Board of Directors determinations as to any persons to whom options are granted and the number of shares subject to each option. However, any member of the Committee who may be eligible to receive options under any option plan shall not participate in any deliberations or decisions relating to such plan, and for purposes of the plan shall be deemed not to be a member of the "committee" referred to therein. The Committee shall include at least three directors who are not so disqualified as to any such plan. The Committee shall make recommendations to the Board of Directors with respect to the salary, incentive compensation and other benefits for principal officers of the corporation and such other officers and key employees of it and its subsidiaries as the Board of Directors may request, or to the extent such powers are from time to time delegated by the Board, the Committee shall determine the compensation and benefits for certain officers or key employees.



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     3.14 Audit Committee.  The Audit Committee shall have and may exercise such powers and duties with respect to accounting matters and the audit of the corporation's financial statements as are customarily accorded similar committees. It shall meet with representatives of the corporation's independent accountants at or about the time the annual audit is completed and at such other times as the Committee may determine or the accountants may request.

     3.15 Committees Generally. The President shall serve as chairman of the Executive Committee. The Board of Directors may designate any member of each other committee as its chairman. The chairman of each committee may call and give notice of, and when present shall preside at, meetings of such committees. The Board of Directors shall elect at least three directors to serve on each committee, and may elect one or more of its members as alternate members of any committee of directors, to take the place of any absent member or members at any meeting of such committee, upon request of the President or the chairman of such meeting. Consistent with this section and Sections 3.12, 3.13, and 3.14, each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors may designate one or more additional committees which shall perform such functions and have such powers, not inconsistent with these Bylaws or the Wisconsin Business Corporation Law, as are provided in such resolution.

     3.16 Unanimous Consent without Meeting. Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors or any committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of the committee then in office.

     3.17 Advisory Directors. The Board of Directors shall have the power to designate one or more individuals as Advisory Directors. Advisory Directors shall be entitled to attend meetings of the Board but shall not vote nor be counted in determining the presence of a quorum.

     3.18 Retirement of Directors; Directors Emeriti.

     (a) Retirement. No person shall be eligible for nomination or renomination for election as a director at any annual meeting held after his 68th birthday. No person shall be eligible for election or appointment as a director otherwise than at an annual meeting unless, on the date of his election or appointment, he has not yet had his 68th birthday. Any member of the Board of Directors who has been elected or appointed in accordance with the foregoing provisions may continue to serve as a director for the remainder of his term of office, without regard to his age.

     (b) Selection of Directors Emeriti. In its discretion, the Board of Directors may appoint any former director as a Director Emeritus for a designated term or for life in recognition of his long and faithful service on the Board of Directors.

     (c) Status of Directors Emeriti. Directors Emeriti shall be entitled to attend meetings of the Board of Directors, but shall not vote nor be counted in determining the presence of quorum. Directors Emeriti shall be entitled to all privileges and benefits they enjoyed as a director but shall not be paid for attending meetings of the Board of Directors. A Director Emeritus shall be paid, for as long as he serves in such capacity, at an annual rate of $3,000, which shall be reduced by any amount received for serving as a Director Emeritus of any subsidiary of the corporation.


                             ARTICLE IV.  OFFICERS

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
     4.01 Number. The principal officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

     4.02 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

     4.03 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     4.05 Chairman of the Board. The Board of Directors may elect one of its members the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors at which he is present. He shall be ex officio a member of all standing committees and shall be Chairman of such committees as is determined by the Board of Directors. He shall consult with and advise the President of the corporation and exercise supervision over the affairs of the corporation as its interest and security may require, and shall perform such services as may be necessary or advisable for the best interests of the corporation, but subject at all times and in all matters to the control and direction of the Board of Directors and the Executive Committee, and shall also perform such other duties as may be designated by the Board of Directors or Executive Committee.

     4.06 President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     4.07 The Executive Vice President. The Executive Vice President, if one be designated, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     4.08 The Vice Presidents. In absence of the President and the Executive Vice President, or in the event of their death, inability or refusal to act, or in the event or any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President. Vice Presidents may be designated as the Vice President of a specific division, department or portion of the corporation's business.

     4.09 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

     4.10 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and secur ities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.05; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     4.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

     4.13 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                    ARTICLE V.  CONTRACTS, LOANS, CHECKS AND
                        DEPOSITS; SPECIAL CORPORATE ACTS

     5.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

     5.02 Contracts Between Corporation and Related Persons. Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which he or they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted as voting upon the matter or in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     5.03 Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     5.04 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

     5.05 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

     5.06 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by the Executive Vice President if there be one and he is present, or in his absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, the Executive Vice President if there be one, or in his absence, any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, the Executive Vice President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by the aforesaid officers of this corporation.


     ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.01 Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President, the Executive Vice President, or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

     6.02 Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

     6.03 Signature by Former Officers. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if
(a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

     6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

     6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

     6.07 Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

     6.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wiscon sin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.


                         ARTICLE VII.  INDEMNIFICATION

     7.01 Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to Section 7.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

     7.02 Other Indemnification. (a) In cases not included under Section 7.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

     (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

(2) A violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

(3) A transaction from which the director or officer derived an improper personal profit.

(4) Willful misconduct.

     (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 7.05.

     (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

     7.03 Written Request. A director or officer who seeks indemnification under Sections 7.01 or 7.02 shall make a written request to the corporation.

     7.04 Nonduplication. The corporation shall not indemnify a director or officer under Sections 7.01 or 7.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

     7.05 Determination of Right to Indemnification.

     (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 7.02 shall select one of the following means for determining his or her right to indemnification:

             (1) By a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of two or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

             (2) By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings.

             (3) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

             (4) By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

             (5) By a court under Section 7.08.

             (6) By any other method provided for in any additional right to indemnification permitted under Section 7.07.

     (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 7.02 should not be allowed.

     (c) A written determination as to a director's or officer's indemnification under Section 7.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

     (d) If it is determined that indemnification is required under Section 7.02, the corporation shall pay all liabilities and expenses not prohibited by Section 7.04 within 10 days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

     7.06 Advance Expenses. Within 10 days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

             (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

             (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 7.05 that indemnification under Section
             7.02 is not required and that indemnification is not ordered by a court under Section 7.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

     7.07 Nonexclusivity. (a) Except as provided in (b), Sections 7.01, 7.02 and 7.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

             (1) The Articles of Incorporation.

             (2) A written agreement between the director or officer and the corporation.

             (3) A resolution of the board of directors.

             (4) A resolution, after notice, adopted by a majority vote of all of the corporation's voting shares then issued and outstanding.

     (b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 7.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

     (c) Sections 7.01 to 7.13 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

             (1) As a witness in a proceeding to which he or she is not a party.

             (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

     7.08 Court-Ordered Indemnification. (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

Application may be made for an initial determination by the court under
Section 7.05(a)(5) or for review by the court of an adverse determination under
Section 7.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

             (b) The court shall order indemnification if it determines any of the following:

             (1) That the director or officer is entitled to indemnification under Sections 7.01 or 7.02.

             (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 7.02.

     (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

     7.09 Indemnification of Employees or Agents. The corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer to the extent provided by the Articles of Incorporation or Bylaws, by general or specific action of the board of directors or by contract.

     7.10 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 7.01, 7.02, 7.06 and 7.07.

     7.11 Securities Law Claims. (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 7.01 to 7.10.

     (b) Sections 7.01 to 7.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

     7.12 Liberal Construction. In order for the corporation to obtain and retain qualified directors and officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors and officers and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

     7.13 Definitions Applicable to This Article.

     (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

     (b) "Corporation" means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

                 (c) "Director or Officer" means any of the following:

             (1) A natural person who is or was a director or officer of this corporation.

             (2) A natural person who, while a director or officer of this corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decisionmaking committee, employe or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

     (3) A natural person who, while a director or officer of this corporation, is or was serving an employe benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

             (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the corporation.

     (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

     (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employe benefit plan, and reasonable expenses.

     (f) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.


                              ARTICLE VIII.  SEAL

     The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."


                            ARTICLE IX.  AMENDMENTS

     9.01 Amendments. Notwithstanding any other provisions in the Articles of Incorporation of the corporation or these Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law or the Articles of Incorporation of the corporation), Bylaws may be adopted, repealed or amended only upon the affirmative vote of either (i) the holders of 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, or (ii) the Board of Directors acting by not less than a majority of the entire Board of Directors.

     9.02 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                            ARTICLE X.  FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January and shall end on the thirty-first day of December.


                             ARTICLE XI.  DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

BLACKHAWK BANCORP, INC.

                  RESOLUTIONS ADOPTED BY BOARD OF DIRECTORS ON
                                 MARCH 9, 1994

     WHEREAS, Mr. Lee Kubsh, a director of this Corporation, has determined for health reasons that he will not stand for reelection as a director of the Corporation following the expiration of his current term on May 11, 1994, and, rather than name a new nominee for this position, the Board of Directors has determined it is preferable to amend the Bylaws of the Corporation to reduce the size of the Board of Directors from 12 members to 11 members;

     WHEREAS, the Corporation's 1990 Directors' Stock Option Plan and its 1990 Executive Stock Option Plan will expire by their terms on January 24, 1995, and all of the shares of the Corporation's common stock reserved for issuance under the 1990 Executive Stock Option Plan and substantially all of the shares reserved for issuance under the 1990 Directors' Stock Option Plan are subject to presently outstanding options granted under those Plans;

     WHEREAS, the Board of Directors believes it is in the best interests of this Corporation to adopt replacement option plans for the directors and key salaried employees of the Corporation or any of its direct or indirect subsidiaries now or hereafter organized or acquired;

     NOW, THEREFORE, BE IT RESOLVED, that the first paragraph of Section 3.01 of the Corporation's Bylaws, as adopted on November 22, 1989 and amended on February 14, 1990, shall be, and hereby is, amended to read in its entirety as follows:

               "3.01 Number and Election. The business, property and affairs of the corporation shall be managed by, or under the direction of, its Board of Directors. The number of directors of the corporation (exclusive of directors (the "Preferred Stock Directors") who may be elected by a separate vote of the holders of then outstanding shares of any class or series of preferred stock) shall be determined from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent director."

The second paragraph of said Section 3.01 of the Corporation's Bylaws shall remain in effect in its current form, unaffected by this amendment. This amendment is adopted by the Board of Directors pursuant to the authority provided to the Board in Section 9.01(ii) of the Corporation's Bylaws.

     FURTHER RESOLVED, that, effective immediately following the Annual Meeting of Shareholders of the Corporation to be held on May 11, 1994, or any adjournment thereof, the size of the Board of Directors shall be reduced from 12 members to 11 members;

     FURTHER RESOLVED, that the appropriate officers of this Corporation shall be, and hereby are, authorized and directed to request legal counsel to prepare a 1994 Directors' Stock Option Plan and a 1994 Executive Stock Option Plan with substantially identical terms and provisions to those contained in the Corporation's 1990 Directors' Stock Option Plan and 1990 Executive Stock
Option Plan, respectively, subject to such refinements and modifications as such officers, on the advice of counsel, deem necessary and appropriate to comport with applicable laws, rules and regulations now in effect or expected to become effective in the future, including without limitation changes necessary to comport with new provisions of the Internal Revenue Code of 1986 and with revised Rule 16b-3 under the Securities and Exchange Act of 1934;

     FURTHER RESOLVED, that the Secretary is hereby ordered to include a copy of said 1994 Directors' Stock Option Plan and 1994 Executive Stock Option Plan, when prepared in a form acceptable to such officers, in these minutes to be made a part hereof and, subject to such act by the Secretary, said Stock Option Plans are hereby adopted by the Board of Directors of this Corporation;

     FURTHER RESOLVED, that there is hereby reserved for issuance under the 1994 Directors' Stock Option Plan and the 1994 Executive Stock Option Plan 20,000 shares and 60,000, respectively, of the authorized and unissued shares of common stock of this Corporation, which represents 2.67% and 8.01%, respectively, of the Corporation's presently outstanding shares of Common Stock (or 2.22% and 6.65%, respectively, on a fully-diluted basis). The number of these reserved shares shall be adjusted to reflect the pending 2-for-1 stock split to be effected as a 100% stock dividend on March 31, 1994, as approved by the Board of Directors of this Corporation at its meeting held on February 9, 1994, and to reflect any other future stock splits, stock dividends, stock conversions, reorganizations or similar transactions affecting the Corporation's common stock;

     FURTHER RESOLVED, that the 1994 Directors' Stock Option Plan and the 1994 Executive Stock Option Plan shall be submitted to the Corporation's shareholders for their approval at the Annual Meeting of Shareholders scheduled for May 11, 1994, or any adjournment thereof, and the appropriate officers of the corporation shall be, and hereby are, authorized and directed to take all steps necessary to so submit the Plans to the shareholders and to solicit their approval;

     FURTHER RESOLVED, that the appropriate officers of this Corporation shall be, and hereby are, authorized and directed to take any and all steps they deem necessary or appropriate, on the advice of counsel, to provide for the registration of the shares of the Corporation's common stock reserved by these resolutions for issuance pursuant to the exercise of options granted under the 1994 Directors' Stock Option Plan and the 1994 Executive Stock Option Plan so that, upon issuance, such shares will be registered in accordance with federal securities laws and applicable state blue sky laws.




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